SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

December 17, 2009
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Date of Report (date of earliest event reported)

American TonerServ Corp.
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Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
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State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
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Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 17, 2009, American TonerServ Corp. (the "Company") entered into a Master Amendment Agreement with MTS Partners, Inc., formerly known as iPrint Technologies, Inc., ("MTS Partners"), of which Chad Solter, who is currently a Director of the Company, is an owner. Pursuant to the Master Modification Agreement the terms of the asset purchase agreement; outstanding promissory notes; the security agreement and certain other related documents were amended. As a result of the amendments, the Secured Promissory Note, which currently has a balance due of approximately $632,325, has been modified to require that the Company make a payment of $350,000 on January 15, 2010 and pay the remaining principal and all accrued interest on February 15, 2009. The Secured Promissory Note was also amended to eliminate the grace period for payments, which has the effect of permitting MTS Partners to immediately declare a default in the event of a late payment. In the event of a default, the MTS Partners has the right under the security agreement to a return of all of the assets related to the business of iPrint that the Company acquired on October 31, 2008. The Secured Promissory Note was also amended to remove the grace period for applying a 5% late charge in the event of any late payments and other grace periods, and to add additional events that would constitute a default.

     In addition, the Secured Contingent Promissory Note in the face amount of $1,850,000 has been amended to eliminate the grace period for payments, which has the effect of permitting MTS Partners to immediately declare a default in the event of a late payment. In the event of a default, the MTS Partners has the right under the security agreement to a return of all of the assets related to the business of iPrint that the Company acquired on October 31, 2008. The Secured Contingent Promissory Note was also amended to remove the grace period for applying a 5% late charge in the event of any late payments and other grace periods, and to add additional events that would constitute a default. In addition effective November 1, 2009, the interest rate on this note was increased from 5% per annum to 8% per annum. The Secured Contingent Promissory Note is due and payable in forty-eight (48) equal monthly installments of $47,477 commencing in December 2009 and is convertible into shares of the Company's common stock at the option of MTS Partners.

     The forgoing summary of the terms of the Master Amendment Agreement and the related documents is qualified by reference to the documents which are filed as exhibits to this report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
No.	Description

10.1	Master Amendment Agreement with MTS Partners, et al, dated 12-17-09
10.2	Second Modification of Modified Secured Promissory Note
10.3	Second Modification of Secured Convertible Contingent Promissory Note
10.4	Second Amendment To Security Agreement
10.5	Third Amendment To Asset Purchase Agreement
10.6	Amendment to Employment Agreement with Chad Solter
10.7	Second Amendment to Asset Purchase Agreement
10.8	Modification of Modified Secured Promissory Note
10.9	Modification Of Secured Convertible Contingent Promissory Note

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN TONERSERV CORP.

Dated: December 18, 2009	By:	/s/ Ryan Vice
Ryan Vice, Chief Financial Officer